Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

by

BALD EAGLE FUNDING LLC,

as Pledgor

in favor of

BANK OF AMERICA, N.A.,

as Administrative Agent on behalf of the Secured Parties

Dated as of March 9, 2026

TABLE OF CONTENTS

		Page

PREAMBLE		3

RECITALS		3

AGREEMENT		3

ARTICLE I

DEFINITIONS AND INTERPRETATION
SECTION 1.1.	DEFINITIONS	3
SECTION 1.2.	INTERPRETATION	7
SECTION 1.3.	RESOLUTION OF DRAFTING AMBIGUITIES	7

ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS

SECTION 2.1.	GRANT OF SECURITY INTEREST	7
SECTION 2.2.	FILINGS	8

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 3.1.	FINANCING STATEMENTS AND OTHER FILINGS; MAINTENANCE OF PERFECTED SECURITY INTEREST	9
SECTION 3.2.	OTHER ACTIONS	9
SECTION 3.3.	SUPPLEMENTS; FURTHER ASSURANCES	10

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	TITLE	11
SECTION 4.2.	VALIDITY OF SECURITY INTEREST	11
SECTION 4.3.	DEFENSE OF CLAIMS; TRANSFERABILITY OF COLLATERAL	11
SECTION 4.4.	OTHER FINANCING STATEMENTS	11
SECTION 4.5.	CONSENTS, ETC.	12

ARTICLE V

TRANSFERS

SECTION 5.1.	TRANSFERS OF COLLATERAL	12

ARTICLE VI

REMEDIES

SECTION 6.1.	REMEDIES	12
SECTION 6.2.	NOTICE OF SALE	16
SECTION 6.3.	WAIVER OF NOTICE AND CLAIMS	16
SECTION 6.4.	NO WAIVER; CUMULATIVE REMEDIES	17

ARTICLE VII

APPLICATION OF PROCEEDS

SECTION 7.1.	APPLICATION OF PROCEEDS	18

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1.	CONCERNING ADMINISTRATIVE AGENT	18
SECTION 8.2.	ADMINISTRATIVE AGENT MAY PERFORM; ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT	19
SECTION 8.3.	CONTINUING SECURITY INTEREST; ASSIGNMENT	19
SECTION 8.4.	TERMINATION; RELEASE	21
SECTION 8.5.	MODIFICATION IN WRITING	20
SECTION 8.6.	NOTICES	20
SECTION 8.7.	SUFFICIENCY OF REMEDIES; GOVERNING LAW, CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL; NON-RECOURSE OBLIGATIONS; NO PETITION	21
SECTION 8.8.	SEVERABILITY OF PROVISIONS	21
SECTION 8.9.	EXECUTION IN COUNTERPARTS	21
SECTION 8.10.	NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITION	21
SECTION 8.11.	NO CLAIMS AGAINST ADMINISTRATIVE AGENT	21
SECTION 8.12.	NO RELEASE	21
SECTION 8.13.	ADMINISTRATIVE AGENT	22

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of March 9, 2026 (as may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) is made by BALD EAGLE FUNDING LLC, a Delaware limited liability company (the “Pledgor”), as pledgor and debtor, in favor of BANK OF AMERICA, N.A., in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee and secured party for the benefit of the Secured Parties (in such capacities and, together with any successors in such capacities, the “Administrative Agent”).

R E C I T A L S :

A. The Pledgor, the Administrative Agent, and the Lenders from time to time party thereto, inter alia, have, in connection with the execution and delivery of this Agreement, entered into that certain credit agreement, dated as of the date hereof (as may be amended, amended and restated, supplemented or otherwise modified from time to time, including any increases in the amount of indebtedness thereunder, the “Credit Agreement”).

B. This Agreement is given by the Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.

C. It is a condition to the obligations of the Lenders to make Loans under the Credit Agreement that the Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

(a) Capitalized terms not defined herein (including the preamble and the recitals hereof) shall have the meanings ascribed to them in the Credit Agreement or, if not defined therein, in the UCC (as hereinafter defined); provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Certificated Security”; “Chattel Paper”; “Deposit Account”; “Entitlement Order”; “Financial Asset”; “General Intangible”; “Investment Property”; “Letter-of-Credit Right”; “Payment Intangible”; “Proceeds”; “Record”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligation”; and “Uncertificated Security”.

(b) The following terms shall have the following meanings:

“Accounts Receivable” shall mean, collectively, with respect to the Pledgor, all “accounts”, as such term is defined in Article 9 of the UCC.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereof.

“Agreement” shall have the meaning assigned to such term in the preamble hereof.

“Clearing Corporation” shall mean each of (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Securities” shall mean securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Collateral” shall have the meaning assigned to such term in Section 2.1.

“Continuing Event of Default” shall mean any Event of Default that has occurred and is deemed to be continuing unless waived in accordance with the terms of the Credit Agreement, or the Administrative Agent otherwise agrees that such Event of Default is no longer continuing.

“Contracts” shall mean, collectively, with respect to the Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between the Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean in the case of any Securities Account, including any Financial Asset credited to such Securities Account, and any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Credit Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Deliver” or “Delivered” or “Delivery” shall mean the taking of the following steps:

(a) in the case of each Certificated Security or Instrument (as hereinafter defined) (other than a Clearing Corporation Security), (i) causing the delivery of such Certificated Security or Instrument to the Securities Intermediary or its affiliated nominee registered in the name of the Securities Intermediary or its affiliated nominee or endorsed to the Securities Intermediary or in blank, (ii) causing the Securities Intermediary to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account and (iii) causing the Securities Intermediary to maintain continuous possession of such Certificated Security or Instrument;

(b) in the case of each Uncertificated Security (other than a Clearing Corporation Security), (i) causing the Securities Intermediary to be continuously registered as the registered holder of such Uncertificated Security on the books of the obligor thereof and (ii) causing the Securities Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Account;

(c) in the case of each Clearing Corporation Security, causing (i) the relevant Clearing Corporation to continuously credit such Clearing Corporation Security to the securities account of the Securities Intermediary at such Clearing Corporation and (ii) the Securities Intermediary to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Account;

(d) in the case of any Financial Asset that is maintained in book-entry form on the records of a Federal Reserve Bank, causing (i) the continuous crediting of such Financial Asset to a securities account of the Securities Intermediary at any Federal Reserve Bank and (ii) the Securities Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(e) in the case of cash, (i) causing the delivery of such cash to the Securities Intermediary and (ii) causing the Securities Intermediary to continuously credit such cash to the relevant Account;

(f) in the case of each Financial Asset not covered by the foregoing clauses (a) through (e), causing the transfer of such Financial Asset to the Securities Intermediary in accordance with Applicable Law and causing the Securities Intermediary to continuously credit such Financial Asset to the relevant Account;

(g) in the case of each General Intangible (including any participation interest that is not, or the debt underlying which is not, evidenced by an Instrument or Certificated Security), notifying the obligor and the administrative agent thereunder of the grant of the pledge to the Administrative Agent (unless no applicable law requires such notice); and

(h) in all cases, the filing of an appropriate financing statement in the appropriate filing office in accordance with the UCC as in effect in any relevant jurisdiction.

“Distributions” shall mean, collectively, with respect to the Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Collateral Assets, from time to time received, receivable or otherwise distributed to the Pledgor in respect of or in exchange for any or all of the Collateral.

“Excluded Property” shall mean (i) any lease, permit, license, property right, Contract, agreement or other document to which the Pledgor is a party or any of its rights or interests thereunder if and for so long as the grant of a security interest hereunder shall constitute or result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of the Pledgor therein or (b) a breach or termination pursuant to the terms of, or a default under, any such lease, license, Contract, or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable requirements of any Laws or principles of equity), provided, however, that such security interest shall attach immediately and automatically at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, Contract, or agreement that does not result in any of the consequences specified in (a) or (b), including any Proceeds of such lease, license, Contract, or agreement and (ii) any asset to the extent that any requirement of applicable Laws prohibits the creation of a Lien thereon or requires the consent of any Governmental Authority that is not possible to obtain.

“Instruments” shall mean, collectively, with respect to the Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“No Action Letter” shall have the meaning assigned to such term in Section 6.01(b)(vi).

“Notice of Exclusive Control” shall have the meaning assigned to such term in the Account Control Agreement.

“Notice of Intent” shall have the meaning assigned to such term in Section 6.1(d).

“Notice of Sale” shall have the meaning assigned to such term in Section 6.2.

“Pledgor” shall have the meaning assigned to such term in the preamble.

“Purchasing Parties” shall have the meaning assigned to such term in Section 6.1(d).

“Takeout Price” shall have the meaning assigned to such term in Section 6.1(d).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of Law, any or all of the perfection or priority of the Administrative Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.02 thereof) shall be applicable to this Agreement mutatis mutandis.

SECTION 1.3. Resolution of Drafting Ambiguities. This Agreement has been negotiated by the parties hereto and jointly drafted and reviewed by the parties hereto and their respective counsel. Accordingly, each of the parties hereto expressly agrees that any legal or equitable principles of interpretation or construction that create a presumption, or require or permit the construction of this Agreement, against the drafting party will not apply to any interpretation or construction of this Agreement.

ARTICLE II

GRANT OF SECURITY AND OBLIGATIONS

SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations when due, the Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a Lien on and security interest in all of the right, title and interest of the Pledgor in, to and under all property of the Pledgor and in particular the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (such right, title and interest of the Pledgor, collectively, the “Collateral”):

(i) the Collateral Assets;

(ii) all Instruments;

(iii) all Investment Property, including all Securities Accounts, and all Financial Assets;

(iv) all General Intangibles, including, without limitation, all Payment Intangibles;

(v) [reserved];

(vi) all Chattel Paper;

(vii) all Letter-of-Credit Rights;

(viii) all Documents;

(ix) all Supporting Obligations;

(x) all books and Records of the Pledgor relating to the Collateral;

(xi) all Accounts Receivable;

(xii) all rights arising under all Loan Documents;

(xiii) all Cash and Cash Equivalents (a) held in, or expressly required to be deposited into, the Accounts or (b) received by the Administrative Agent or any Lender as a result of the exercise of remedies in accordance with the Loan Documents in respect of the Collateral Assets; provided that Cash and Cash Equivalents that would otherwise constitute Collateral pursuant to this clause (xiii) shall cease to be Collateral immediately and automatically upon their release from the Accounts in accordance with the terms of this Agreement and the Credit Agreement; and

(xiv) to the extent not covered by clauses (i) through (xiii) of this Section 2.1, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the foregoing.

Notwithstanding the foregoing, the Lien and security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, and the component definitions thereof shall not include, any Excluded Property. Any Collateral Asset (including any Cash and Cash Equivalents) and related Collateral shall cease to be Collateral immediately and automatically upon its sale or transfer pursuant to and in compliance with the terms and conditions of the Loan Documents.

SECTION 2.2. Filings. The Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including the location of the Pledgor, whether the Pledgor is an organization and the type of organization of the Pledgor. The Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent. Any financing statement filed by the Administrative Agent may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Pledgor or words of similar effect as being of an equal or lesser scope or with greater detail. Any authorization by the Pledgor to the Administrative Agent to file any financing statements or amendments thereto shall not impose upon the Administrative Agent any of the Pledgor’s obligations under this Agreement or any other Loan Document.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF COLLATERAL

SECTION 3.1. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. The Pledgor has reviewed drafts of the UCC financing statement that the Administrative Agent has delivered to it and that will be filed to perfect the security interest granted hereby. The Pledgor agrees that at its sole cost and expense, the Pledgor will maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest for so long as the Credit Agreement is in effect, subject only to Permitted Liens, until Payment in Full of the Obligations.

SECTION 3.2. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, the Pledgor represents and warrants as follows and agrees, in each case at the Pledgor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments. If any amount then payable under or in connection with any of the Collateral shall be evidenced by any Instrument, the Pledgor shall promptly Deliver the same to the Administrative Agent.

(b) Reserved.

(c) Accounts. (i) As of the date hereof, the Pledgor has no Securities Accounts other than the Accounts. The Administrative Agent, so long as this Agreement is in effect, has a first priority security interest in the Accounts (subject to Permitted Liens), which security interest is perfected by Control. The Pledgor shall not hereafter establish and maintain any Securities Accounts with any Securities Intermediary except as contemplated by the Loan Documents. The Pledgor shall accept any cash and Investment Property in trust for the benefit of the Administrative Agent and Deliver any and all Investment Property and cash received by it into the Principal Collection Account or the Interest Collection Account, as applicable. The Administrative Agent agrees with the Pledgor that the Administrative Agent shall not issue a Notice of Exclusive Control, give any Entitlement Orders or instructions or directions to any Securities Intermediary, or withhold its consent (if any such consent is then required under any Loan Document) to the exercise of any withdrawal or investment rights by the Pledgor with respect to the Accounts, unless, in each case, a Continuing Event of Default exists, or, with respect to any such consent, if after giving effect to any such withdrawal or investment rights, a Default or Event of Default would occur. The Administrative Agent agrees that it will promptly rescind a Notice of Exclusive Control following the earlier to occur of the waiver of any Event of Default or the termination of this Agreement as provided in Section 8.4. The Pledgor shall not grant Control over any Investment Property to any Person other than the Administrative Agent. For the avoidance of doubt, nothing in this Section 3.2(c)(i) shall release or relieve any Securities Intermediary of its duties and obligations to the Pledgor or any other Person under applicable law as set forth in the Account Control Agreement. This Agreement shall, upon the execution and delivery of the Account Control Agreement by the parties thereto, give the Administrative Agent “control” of the Accounts within the meaning of Article 9 of the UCC as in effect in the State of New York from time to time.

(ii) As between the Administrative Agent and the Pledgor, the Pledgor shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to, or destruction of the Investment Property, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Administrative Agent, a Securities Intermediary, the Pledgor or any other Person.

SECTION 3.3. Supplements; Further Assurances. Upon request by the Administrative Agent, the Pledgor shall at its sole expense take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, notices, supplements, powers and instruments, lists, schedules, descriptions and designations of Collateral, invoices, confirmatory assignments, additional security agreements, conveyances, transfer endorsements, certificates, reports and other assurances, documents or instruments as the Administrative Agent may in its reasonable judgment deem necessary or desirable in order to create, perfect, preserve or protect the security interest in the Collateral or any part thereof as provided herein and the rights and interests granted to the Administrative Agent hereunder and under the other Loan Documents, to carry into effect the purposes hereof or to better assure and confirm the validity, enforceability and priority of the Administrative Agent’s security interest in the Collateral or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder and under the other Loan Documents, including the filing of financing statements, continuation statements, amendments thereto and assignments thereof and other documents (including this Agreement) under the UCC (or other similar Laws) in any applicable jurisdiction with respect to the security interest created hereby, all in form reasonably satisfactory to the Administrative Agent and in such offices wherever required by Law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Collateral. The Pledgor shall file and shall promptly pay the reasonable costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

Without limiting the generality of the foregoing, the Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Collateral, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments as the Administrative Agent shall reasonably request. If a Continuing Event of Default exists, the Administrative Agent may institute and maintain, in its own name or in the name of the Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgor.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Pledgor represents, warrants and covenants as follows:

SECTION 4.1. Title. Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and other Permitted Liens, the Pledgor owns and has rights and, as to Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others.

SECTION 4.2. Validity of Security Interest.

(a) The security interest in and Lien on the Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (i) a valid security interest in all the Collateral securing the payment and performance of the Obligations, except as may be limited by Debtor Relief Laws and by general principles of equity, and (ii) a security interest in such Collateral, which shall be first priority, subject only to Permitted Liens.

(b) With respect to each Collateral Asset, the pledge hereunder to the Administrative Agent for the benefit of the Secured Parties is permitted under the underlying documentation governing or relating to such Collateral Asset and creates a valid security interest.

SECTION 4.3. Defense of Claims; Transferability of Collateral. Subject to Section 6.04 of the Credit Agreement, the Pledgor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein, and Liens thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all Persons at any time claiming any interest therein adverse to the Administrative Agent, any Lender or other Secured Party, other than Permitted Liens. The Pledgor shall not enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise materially impair or conflict with the Pledgor’s obligations or the rights of the Administrative Agent hereunder. Upon Delivery of any Collateral, the Pledgor will have received all consents and approvals required by the terms of any item of Collateral for the Delivery of such Collateral to the Administrative Agent, the grant of a security interest and Lien to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledgor’s interest and rights in such Collateral, and any exercise of the Administrative Agent’s rights and remedies hereunder.

SECTION 4.4. Other Financing Statements. The Pledgor has not filed, nor authorized any third party to file and shall not file or authorize any third party to file, any valid or effective financing statement (or similar statement, instrument of registration or public notice under the Laws of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or any other Permitted Lien. The Pledgor shall not execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the Laws of any jurisdiction) relating to any Collateral, except as permitted or required by the terms of this Agreement.

SECTION 4.5. Consents, etc. During a Continuing Event of Default, if the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in the Loan Documents and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Administrative Agent, the Pledgor agrees to use its reasonable best efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

ARTICLE V

TRANSFERS

SECTION 5.1. Transfers of Collateral. The Pledgor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral pledged by it hereunder except as expressly permitted by this Agreement or the Credit Agreement.

ARTICLE VI

REMEDIES

SECTION 6.1. Remedies.

(a) During a Continuing Event of Default, the Administrative Agent may, from time to time, exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) Personally, or by agents, nominees or attorneys, immediately take possession of the Collateral or any part thereof, from the Pledgor or any other Person who then has possession of any part thereof with or without notice or process of Law, and for that purpose may enter upon the Pledgor’s premises where any of the Collateral is located, remove such Collateral, remain reasonably present at such premises for reasonable periods to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of the Pledgor.

(ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to the Pledgor, the Pledgor shall hold all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than three (3) Business Days after receipt thereof) pay such amounts to the Administrative Agent.

(iii) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of the Pledgor constituting Collateral for application to the Obligations as provided in Article VII.

(iv) Retain and apply the Distributions to the Obligations as provided in Article VII and subject to Section 2.13 of the Credit Agreement.

(v) Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral.

(vi) Sell, assign, give option or options to purchase or otherwise dispose of Collateral as provided in Section 6.1(b).

(vii) Exercise all the rights and remedies of a secured party on default under the UCC.

(viii) Deliver a Notice of Exclusive Control or any other instruction or Entitlement Order to the Securities Intermediary and take any other action provided under the Loan Documents with respect to the Collateral.

(ix) Prior to the disposition of the Collateral as provided in Section 6.1(b), hold, use, collect, receive, assemble, store, process, repair or recondition the Collateral, or any part thereof, or prepare the Collateral for such disposition, in each case in any manner to the extent the Administrative Agent deems appropriate for the purpose of preserving the Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Administrative Agent.

(b) The Administrative Agent may take any of the following actions:

(i) Without otherwise limiting the rights and remedies of a secured party on default under the UCC, during a Continuing Event of Default, the Administrative Agent may in its sole discretion, without demand of performance or other demand, presentment, protest, advertisement or notice (except as specified in Section 6.2 or in any other Loan Document), in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing). To the fullest extent permitted by Applicable Law, the Administrative Agent or any other Lender or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of the Collateral or any part thereof payable by such

Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any such sale, whether public or private, or cause the same to be adjourned from time to time by announcement prior to or at the time and place fixed therefor, and such sale may, without further notice or publication, be made at the time and place to which it was so adjourned. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right of redemption or equity of redemption of the Pledgor, which right of redemption or equity of redemption is hereby waived or released.

(ii) The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim or modify any warranties of title or the like.

(iii) The Pledgor recognizes that, by reason of certain prohibitions contained in Applicable Law or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral under Section 6.1, to limit purchasers to those who meet the requirements of such Governmental Authority. The Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale to the extent so restricted shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by Applicable Law, the Administrative Agent shall have no obligation to engage in public sales.

(iv) The Pledgor shall use its reasonable best efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Collateral pursuant to this Section 6.1 valid and binding and in compliance with any and all other requirements of Applicable Law.

(v) [Reserved].

(vi) Section 9-610 of the UCC states that in certain circumstances the Administrative Agent is able to purchase certain Collateral only if the Collateral is sold at a public sale. The Administrative Agent has advised the Pledgor that SEC staff personnel have issued various no action letters (“No Action Letters”) describing procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the UCC, yet not public for purposes of Section 4(a)(2) of the Securities Act. The UCC permits the Pledgor to agree on the standards for determining whether the Administrative Agent has complied with its obligations under Article 9 of the UCC. Pursuant to the UCC, the Pledgor hereby specifically agrees (x) that it shall not raise any objection to the Administrative

Agent’s purchase of the Collateral (through credit bidding on the obligations or otherwise) in connection with a sale conducted under and in compliance with this Section 6.1 and Section 6.2 and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No Action Letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC, (2) shall be considered commercially reasonable notwithstanding that the Administrative Agent has not registered or sought to register any securities constituting the Collateral under the Securities Act, even if the Pledgor agrees to pay all costs of the registration process, and (3) shall be considered to be commercially reasonable notwithstanding that the Administrative Agent purchases such Collateral at such a sale.

(vii) The Pledgor agrees that the Administrative Agent shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Collateral sold by the Administrative Agent pursuant to this Agreement. The Administrative Agent may, in its sole discretion, among other things, accept the first bid received, or decide to approach or not to approach any potential purchasers. The Pledgor hereby agrees that the Administrative Agent shall have the right to conduct, and shall not incur any liability as a result of, the sale of any Collateral, or any part thereof, at any sale conducted in a manner the Administrative Agent deems to be commercially reasonable, it being agreed by the parties hereto that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value, is or may be customarily sold on a recognized market or is or may be the subject of widely distributed standard price quotations. Without in any way limiting the rights of the Administrative Agent to conduct a foreclosure sale in any manner which is considered commercially reasonable, the Pledgor hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale, and the Pledgor hereby irrevocably waives any right to contest any such sale conducted in accordance with the following provisions:

(1) the Administrative Agent conducts such foreclosure sale in the State of New York;

(2) such foreclosure sale is conducted in accordance with the laws of the State of New York; and

(3) not more than thirty (30) days before, and not less than three (3) Business Days in advance of such foreclosure sale, the Administrative Agent notifies the Pledgor at the address set forth in the Credit Agreement of the place of such foreclosure sale and the time on or after which such foreclosure sale will occur, except for any Collateral that threatens to decline speedily in value, including, without limitation, Collateral that is a security, is or may be of a type customarily sold on a recognized market or is or may be the subject of widely distributed standard price quotations.

(c) For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, the Administrative Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been waived or Payment in Full of the Obligations shall have occurred.

(d) Notwithstanding the provisions of this Section 6.1, upon delivery of a Notice of Sale pursuant to Section 6.2 below, the Borrower, or any Affiliate of the Borrower or the Collateral Manager or funds, accounts or vehicles managed by the Collateral Manager or its Affiliates designated by the Collateral Manager (such parties collectively in such capacity, the “Purchasing Parties”) may purchase the Collateral, in whole but not in part, at a purchase price determined by the Borrower but in any event not less than the sum of (x) the amount of the Obligations outstanding plus (y) all other amounts owing or payable to the Secured Parties by the Borrower hereunder or under any other Loan Document (such purchase price, the “Takeout Price”) by (1) delivering a notice of intent to purchase the Collateral within two (2) Business Days of receipt of a Notice of Sale (such notice, a “Notice of Intent”) and (2) paying or, in the case of the Collateral Manager, causing the Borrower to pay, the Takeout Price within three (3) Business Days following the delivery of such Notice of Intent. If no Purchasing Party delivers a timely Notice of Intent, the Purchasing Parties’ right of first refusal shall terminate.

SECTION 6.2. Notice of Sale. The Administrative Agent acknowledges and agrees (without limiting Section 6.1(b)(vii)) that at least three (3) Business Days’ prior written notice shall be given to the Pledgor of (i) the place of any public sale or private sale or other intended disposition is to take place and (ii) the time on or after which such public sale, private sale or other intended disposition of all or any portion of the Collateral is intended to occur (such notice, a “Notice of Sale”). No notice need be given to the Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notice of sale or other intended disposition. Notwithstanding anything to the contrary herein, the Pledgor agrees that except as provided in Section 6.1 or in this Section 6.2 or as provided in the other Loan Documents, no notice of sale or other disposition need be given to the Pledgor.

SECTION 6.3. Waiver of Notice and Claims. The Pledgor hereby waives, to the fullest extent permitted by applicable Laws, notice of judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under Law, and the Pledgor hereby further waives, to the fullest extent permitted by applicable Law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder, (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law and (iv) any claims against the Administrative Agent arising out of the exercise by the Administrative Agent of any of its rights hereunder (except for any claims, damages and demands it may have against the Administrative Agent arising from the willful misconduct, fraud or gross negligence of the Administrative Agent), including by reason of the fact that the price at which the Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VI in the absence of gross negligence, fraud or willful misconduct on the part of the Administrative Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Pledgor.

SECTION 6.4. No Waiver; Cumulative Remedies.

No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties or marshal the Collateral or any guarantee of the Obligations. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by Law or otherwise available.

SECTION 6.5. Purchase Right.

Upon the declaration that the unpaid principal amount of all outstanding Loans, all Interest accrued and unpaid thereon, and all other amounts owing or payable under the Credit Agreement or under any other Loan Document be immediately due and payable (or the occurrence thereof), the Borrower, the Borrower Parent or any Affiliate of the Borrower or the Borrower Parent or funds, accounts or vehicles managed by the Collateral Manager or its Affiliates designated by the Collateral Manager (such parties collectively in such capacity, the “Purchasing Parties”) may purchase the Collateral, in whole but not in part, (a) at a purchase price determined by the Borrower but in any event not less than the sum of (i) the amount of the Obligations outstanding plus (ii) any additional amount needed to settle any purchases of assets to which the Borrower has committed but has not yet settled as of such date plus (iii) all other amounts owing or payable to the Secured Parties by the Borrower under the Credit Agreement or under any other Loan Document and (b) by paying or, in the case of the Collateral Manager, causing the Borrower to pay, such amount to the Administrative Agent for the benefit of the Secured Parties using the proceeds from such purchase not later than 4:00 p.m. on the date that is five Business Day following the declaration or automatic occurrence of the acceleration of the Loans (or such later deadline as the Administrative Agent and each of the Lenders may agree with the Borrower); provided that the Collateral Manager or Borrower shall notify the Administrative Agent of its intent to pay such amounts no later than 4:00 p.m. on the third Business Day following the declaration or automatic occurrence of the acceleration of the Loans (or such later deadline as the Administrative Agent and each of the Lenders may agree with the Borrower), and thereafter the Purchasing Parties’ right of first refusal shall terminate.

ARTICLE VII

APPLICATION OF PROCEEDS

SECTION 7.1. Application of Proceeds. The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with Section 2.13 of the Credit Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1. Concerning Administrative Agent.

(a) The Administrative Agent has been appointed as Administrative Agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the actions or omissions of non-Affiliated agents or attorneys-in-fact appointed by it with due care. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

(b) Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Lenders shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

(c) The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of outside counsel selected by it with due care.

SECTION 8.2. Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If the Pledgor shall fail to perform any covenants contained in this Agreement (including the Pledgor’s covenants to (i) pay and discharge any tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and all lawful claims which, if unpaid, would by Law become a Lien upon its property, (ii) discharge Liens or (iii) pay or perform any obligations of the Pledgor under any Collateral) or if any representation or warranty on the part of the Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which the Pledgor fails to pay or perform as and when required hereby. Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgor in accordance with the provisions of Section 11.04 of the Credit Agreement. Neither the provisions of this Section 8.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 8.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. The Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, or otherwise, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument, in each case, during a Continuing Event of Default, and consistent with the terms of the Credit Agreement, this Agreement and the other Loan Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (but the Administrative Agent shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 8.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Pledgor and its successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent on behalf of the Secured Parties and its successors and permitted assigns. No other Persons (including any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, subject however, in each case, to the provisions of the Credit Agreement. The Pledgor agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded, avoided, declared to be fraudulent or preferential, or must otherwise be restored by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Pledgor or otherwise.

SECTION 8.4. Termination; Release. This Agreement shall terminate upon Payment in Full of the Obligations. Upon termination of this Agreement, the Collateral shall be released automatically from the Lien of this Agreement. The Administrative Agent may also release, from time to time, its security interest in the relevant Collateral created hereby in accordance with the provisions of the Loan Documents. Upon any such release or any sale, transfer or other disposition of Collateral or any part thereof in accordance with the provisions of the Loan Documents, the Administrative Agent shall, upon the request and at the sole cost and expense of the Pledgor, assign, transfer and deliver to the Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of a release) as may be in the possession of the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be. In addition, the security interest created hereby in the relevant Collateral shall be automatically and immediately released when such Collateral is transferred out of the Accounts or otherwise released in accordance with the Credit Agreement, without further action by the Administrative Agent, the Administrative Agent, the Pledgor, any Lender or any other Person.

SECTION 8.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Loan Document or any other document evidencing the Obligations, no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 8.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to the Pledgor, addressed to it at the address of the Pledgor set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address of the Administrative Agent set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.6.

SECTION 8.7. Sufficiency of Remedies; Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial; Non-Recourse Obligations; No Petition. Sections 11.04(g), 11.14, 11.15 and 11.20 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 8.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 8.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic imaging means (e.g. “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.10. No Credit for Payment of Taxes or Imposition. The Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and the Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Collateral or any part thereof.

SECTION 8.11. No Claims Against Administrative Agent. Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Collateral or any part thereof, nor as giving the Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 8.12. No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Administrative Agent or any other Lender to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any Lender for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith.

Anything herein to the contrary notwithstanding, neither the Administrative Agent, nor any Lender shall have any obligation or liability under any Contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Administrative Agent or any Lender be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any such Contract, agreement or other document included in the Collateral hereunder.

SECTION 8.13. Administrative Agent. It is agreed that the Administrative Agent is entering into this Agreement in its capacity as Administrative Agent under the Credit Agreement, and the provisions of Articles X and XII of the Credit Agreement applicable to the Administrative Agent thereunder shall also apply to the Administrative Agent hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

PLEDGOR:

BALD EAGLE FUNDING LLC, as Pledgor

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

[Signature Page to the Security Agreement]

THIS PLEDGE IS ACCEPTED AND AGREED TO BY:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joseph Thomas
Name: Joseph Thomas
Title: Director

[Signature Page to the Security Agreement]